Exhibit 10.3

MEMORANDUM OF UNDERSTANDING

BETWEEN

MALAYSIAN AIRLINE SYSTEM BERHAD

(10601-W)

AND

GRS NETWORK MALAYSIA SDN BHD

(681574-P)

AND

GRSNETWORK INC

THIS MEMORANDUM OF UNDERSTANDING (“MoU”) is made and entered into on the 5th day of May, 2005,

Between

Malaysian Airline System Berhad (10601-W), a company incorporated in Malaysia with its registered office at 33rd floor, Bangunan MAS, Jalan Sultan Ismail, 50250 Kuala Lumpur Malaysia (hereinafter referred to as “MAS”).

And

GRS Network Malaysia Sdn Bhd (687415-P), a company incorporated in Malaysia with its registered office at 20-1B Jalan Pandan 2/1, Pandan Jaya, 55100 Kuala Lumpur Malaysia (hereinafter referred to as “GRS (M)”).

And

GRSNetwork, Inc., a company incorporated in USA with its registered office at 2320 Marinship Way Suite 250, Sausalito, California, USA, (hereinafter referred to as “GRS (US)”), and parent company of GRS (M).

(MAS, GRS (US) and GRS (M) shall be collectively referred to as “the Parties” and individually as “the Party”.).

NOW THEREFORE THE PARTIES UNDERSTAND WITH EACH OTHER AS FOLLOWS:-

1.             OBJECTIVE

1.1           The purposes of entering into this MoU are to cooperate and mutually enhance business arrangements and business coordination between the Parties, by the establishment of a distribution partnership, wherein MAS undertakes to make its product or products of its choice available in GRS (US) distribution network for sale to travellers and/or through travel agents and/or any such parties, in any suitable market areas.

For avoidance of doubt it is also understood and acknowledged that GRS (M) and GRS (US) shall assist MAS in exploring avenues of reducing MAS’ overall and specific distribution cost through this cooperation.

2.             DURATION

2.1           This MoU is valid for a period of twelve (12) months from the date hereof (hereinafter referred to as “the Validity Period”).

2.2           Notwithstanding Clause 2.1 above, in the event that any Party is unable to finalize and conclude the specific contracts within the Validity Period, this MoU shall terminate forthwith unless extended for a further period if mutually agreed by the Parties in writing.

2.3           Upon termination of this MoU for whatever reason the Parties acknowledge and agree that they shall not make any claims of whatever nature against each other and FURTHER THAT each Party shall not in any way be liable for the costs and expenses incurred by the other Parties pursuant to this MoU.

2.4           Notwithstanding Clauses 2.1 and 2.2 above, the MoU can be extended both in time period and scope to cover other products or market areas that are mutually agreed by all Parties in writing.

3.             SCOPE OF THE MOU

3.1           The parties intend to co-operate in the areas mentioned herein. However, the co-operation shall be subject to the execution of mutually agreeable contract/s within the Validity Period or any extension thereof to cover each area of co-operation, if so required. Should one or more of the areas of co-operation not be concluded by a specific contract or a specific contract becomes incapable of performance by virtue of any law, regulation or directive of a competent authority, the Parties shall in good faith review the entire co-operation and agree to a reasonable alternative course of action, failing which the Parties may terminate this MoU and/or any or all specific contract.

3.2           Upon termination of this MoU pursuant to the above Clause 3.1, Clause 2.3 shall apply.

OBLIGATIONS OF MAS:

(i)            To select and make available suitable products for sale through GRSNetwork distribution network;

(ii)           Grant GRS (US) access to MAS inventory for the purpose of making reservations, through acceptable system-to-system interfaces with acceptable security measures.

(iii)          MAS products may include but are not limited to the following:

•      Published air fare

•      Market air fare

•      Promotional air fares

•      Interline air fare

•      Other travel related products deemed by MAS suitable for sale through GRSNetwork distribution network.

OBLIGATIONS OF GRS (M):

(i)            Shall act as representative of GRS (US) in all matters relating to and resultant from this MoU.

(ii)           Be the Party with whom MAS will enter into any contract or agreement resulting from this MoU,

(iii)          With assistance from GRS (US), develop the required interfaces to acceptable MAS systems and system security standards, between GRSNetwork applications and relevant MAS computer system.

(iv)          With assistance from GRS (US), provide the necessary services for the implementation of the GRSNetwork products, including but not limited to any training or briefing sessions.

OBLIGATIONS OF GRS (US):

(i)            Shall make available to GRS (M) the following application system products:

•      Reservation Expert for air, car and hotel worldwide.

•      Cruise Expert for cruises worldwide.

•      Tour Expert for tours worldwide.

•      Red Dragon for domestic Chinese airlines and hotels.

•      Access to the MAS database on a direct-connect basis via the SITA Network.

•      Web Service products SITA and GRS Twist enabling application-to-application Internet communications.

•      Any other products developed by GRS USA that are deemed to be useful to GRS Malaysia.

•      All GRS products are offered in eleven different languages including Malay traditional and simplified Chinese.

3.3           The Parties agree that the market areas may include but is not limited to the following:

•      Domestic destinations within Malaysia

•      International destinations into and out of Malaysia

•      Domestic destinations within USA and travel between points in the US and Malaysia

•      Domestic destinations within the Peoples Republic of China and travel between points in Peoples Republic of China and Malaysia

•      Any other travel between other MAS destinations deemed suitable for distribution through GRSNetwork distribution network.

3.4           The Parties shall make available the necessary resources, human or otherwise, to enable the effective performance of this MoU and the provision of such resources shall be at an agreed time, place and duration, at the expense of the respective Party.

3.5           The Parties agree to evaluate the feasibility to jointly conduct marketing campaigns to promote the distribution of MAS products in the GRSNetwork distribution network to travel agents and/or any other relevant party as deemed reasonably appropriate.

3.6           The Parties agree to evaluate the feasibility to jointly develop solutions for application in the following areas:

•      Corporate Booking Management

•      Government Booking Management

•      Any other such relevant areas that may be later deemed suitable for inclusion in this scope.

4.             NOTICES

A notice given by a party to another party under this MoU must be in writing and delivered to such Party’s address specified below, or at such other address as either Party may specify in writing.

GRS (M):
Corporate Secretarial Management Sdn Bhd
20-1B Jalan Pandan 2/1, Pandan Jaya,
55100 Kuala Lumpur, Malaysia

Attention:	Mrs Yee Soo Fong
Tel:	03-92823873
Fax:	03-92858145

GRS (US):
GRSNetwork, Inc
2320 Marinship Way Suite 250, Sausalito,
CA, USA,

Attention:	Terry Byers
Company Secretary
Tel:	(415) 289-0564
Fax:	(415) 289-0879

MAS:
Malaysian Airline System Berhad,
3rd Floor, Admin 2 Building, MAS Complex A,
Sultan Abdul Aziz Shah Airport
47200 Subang, Malaysia

Attention:	Md Saat Abd Samad
Asst General Manager Distribution
Tel:	(603) 7840 2313
Fax:	(603) 7847 1460

With copy to:

Malaysian Airline System Berhad,
33rd Floor, Bangunan MAS
Jalan Sultan Ismail
50250 Kuala Lumpur, Malaysia

Attention:	En. Rizani Hassan
Company Secretary
Tel:	(603) 2165 5008
Fax:	(603) 2162 8305

5.             CONFIDENTIALITY OF INFORMATION

5.1           Any or part of any information or data disclosed to one Party by any of the other Parties pursuant to this MoU including but not limited to:

(a)           any information relating hereto disclosed prior to the date hereof;

(b)           any information of any kind, whether in printed or electronic format, including but not limited to information relating to that Party’s customer’s database, business operations, processes, plans, intentions, products, information, know-how, design, rights, trade secrets, software, intellectual property rights whether or not registered, market opportunities, customers and business affairs;

whether or not labelled as “Confidential”; shall be treated as confidential by the receiving Party (hereinafter referred to as “Confidential Information”).

5.2           Each Party shall from the date of signing this MoU protect all Confidential Information that the receiving Party shall receive from any of the other Parties by:

(a)           holding such information in strictest confidence as it would its own Confidential Information;

(b)           not to use any Confidential Information disclosed to it for its own use or for any purpose except for the purposes as set forth herein;

(c)           restricting the disclosure to the authorized officers and employees or personnel of the respective Parties concerned on a need to know basis and will promptly notify the disclosing Party in writing of the names of each employees upon the request of the disclosing Party at any time.

PROVIDED ALWAYS THAT the foregoing shall not apply where the disclosure of such information is pursuant to an order of the Court or under any written laws in Malaysia, any information which is or becomes part of the public knowledge in any way without the breach of this MoU by the receiving Party or which the receiving Party can show that the information was in its possession or known to it, being in its use or being recorded in its files or computers or other recording media prior to receipt from the disclosing Party and was not previously acquired by the receiving Party from the disclosing Party under an obligation of confidence.

5.3           This provision will continue in force notwithstanding the termination of this MoU for any reason.

6.             GOVERNING LAWS AND EXCLUSIVE JURISDICTION

6.1           This MoU shall be interpreted and governed in accordance with the laws of Malaysia and the Parties agree to submit themselves exclusively to the jurisdiction of the Malaysian Courts.

AS WITNESSED this MEMORANDUM OF UNDERSTANDING has been signed on behalf of each Party by its duly authorized representative on the day and year first above written.

Signed by,
For and on behalf of
Malaysian Airline System Berhad
(10601-W)

Dato’ Rashid Khan
Seniof General Manager
Sales, Distribution & Marketing

Signed by,
For and on behalf of
GRS Network Malaysia Sdn Bhd
(687415-P)

Dato’ Liew Hoong
Chief Executive Officer

Signed by,
For and on behalf of
GRSNetwork Inc.

Gregory Lykiardopoulos
Chairman and Chief Executive Officer